Exhibit 99.2

Intel Corporation

2200 Mission College Blvd.

Santa Clara, CA 95054-1549

News Release

Intel Provides Financial Update and Full-year Business Outlook

Expects Full-year 2021 Non-GAAP Revenue of $72 billion and Non-GAAP EPS of $4.55

SANTA CLARA, Calif., March 23, 2021 — Intel Corporation today provided a financial update and full-year 2021 business outlook.

The company expects to exceed its previously communicated first-quarter 2021 non-GAAP revenue and earnings-per-share (EPS) guidance, driven by continued strong notebook demand.

For the full year, Intel expects continued strong PC demand with double-digit PC TAM percentage growth. Intel client CPU supply is also expected to be up double-digits year-over-year. However, PC revenue will be tempered by the industry-wide shortage of critical third-party components, such as substrates, which the company is working with its supply chain partners to mitigate. Intel’s full-year business outlook also reflects entity list uncertainty.

“2021 is a transitional year as we accelerate Intel’s trajectory, invest in our future and improve our execution,” said Pat Gelsinger, Intel CEO. “We’re working aggressively with our supply chain partners and leveraging our unique manufacturing capabilities to solve for industry-wide component shortages and outperform this guide. Given the incredible demand for computing, the strength of our IDM 2.0 strategy and the technology investments we’re making, I’m certain Intel’s best days are in front of us.”

Full-Year 2021 Business Outlook

Intel’s guidance for the full-year includes both GAAP and non-GAAP estimates. Our non-GAAP measures exclude the NAND memory business, which is subject to a previously-announced pending sale, as well as certain other items. Reconciliations between GAAP and non-GAAP financial measures are included below.

Full-Year 2021	GAAP	Non-GAAP
	Approximately	Approximately
Revenue	$76.5 billion	$72.0 billion
Gross margin	54.5%	56.5%
Tax rate	19%	13%
Earnings per share	$4.00	$4.55
Full-year capital spending	$19.0-20.0 billion	$19.0-20.0 billion^
Free cash flow	N/A	$10.0 billion

Actual results may differ materially from Intel’s Business Outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

^	No adjustment on a non-GAAP basis

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Intel Unleashed Webcast

Today, Intel CEO Pat Gelsinger outlined the company’s path forward to manufacture, design and deliver leadership products and create long-term value for stakeholders. During the company’s global “Intel Unleashed: Engineering the Future” webcast, Gelsinger shared his vision for ‘IDM 2.0,’ a major evolution of Intel’s integrated device manufacturing (IDM) model. A replay and materials from today’s webcast are available at www.intel.com/newsroom.

Q1 Earnings Webcast

As previously announced, Intel plans to report its earnings for the first quarter of 2021 on April 22, 2021 promptly after close of market, and related materials will be available at www.intc.com. A public webcast of Intel’s earnings conference call will follow at 2:00 p.m. PDT at www.intc.com.

Forward-Looking Statements

Intel’s Business Outlook and other statements in this release that refer to future plans and expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “forecast,” “guidance,” “believes,” “seeks,” “estimates,” “continues,” “accelerate,” “forward,” “may,” “will,” “would,” “should,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on estimates, forecasts, projections, uncertain events or assumptions, including statements relating to the pending sale of our NAND memory business, market opportunity and total addressable market (TAM), future product demand, supply expectations, component shortages and the impact of such shortages, entity list restrictions and the impact of such restrictions, future financial performance, business plans and their anticipated benefits, future products and technology and the expected availability and benefits of such products and technology, and anticipated trends in our businesses or the markets relevant to them, also identify forward-looking statements. All forward-looking statements included in this release are based on management’s expectations as of the date of this release and, except as required by law, Intel disclaims any obligation to update these forward-looking statements to reflect future events or circumstances. Forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. Intel presently considers the following to be among the important factors that can cause actual results to differ materially from the company’s expectations.

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Demand for Intel’s products is highly variable and can differ from expectations due to factors including changes in business and economic conditions; customer confidence or income levels, and the levels of customer capital spending; the introduction, availability and market acceptance of Intel’s products, products used together with Intel products, and competitors’ products; competitive and pricing pressures, including actions taken by competitors; supply constraints and other disruptions affecting customers; changes in customer order patterns including order cancellations; changes in customer needs and emerging technology trends; and changes in the level of inventory and computing capacity at customers.

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Intel’s results can vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; segment product mix; the timing and execution of the manufacturing ramp and associated costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources, including as a result of ongoing industry shortages of components such as substrates; product manufacturing quality/yields; and changes in capital requirements and investment plans. Variations in results can also be caused by the timing of Intel product introductions and related expenses, including marketing programs, and Intel’s ability to respond quickly to technological developments and to introduce new products or incorporate new features into existing products, as well as decisions to exit product lines or businesses, which can result in restructuring and asset impairment charges.

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Intel’s results can be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including recession or slowing growth, military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns (including the COVID-19 pandemic), fluctuations in currency exchange rates, sanctions and tariffs, political disputes, changes in government grants and incentives, and continuing uncertainty regarding social, political, immigration, and tax and trade policies in the U.S. and abroad. Results can also be affected by the formal or informal imposition by countries of new or revised export and/or import and doing-business regulations, including changes or uncertainty related to the U.S. government entity list and changes in the ability to obtain export licenses, which can be changed without prior notice.

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The COVID-19 pandemic has adversely affected significant portions of Intel’s business and could have a material adverse effect on Intel’s financial condition and results of operations. The pandemic has resulted in authorities imposing numerous measures to try to contain the virus. These measures have impacted and may further impact our workforce and operations, the operations of our customers, and those of our respective vendors, suppliers, and partners. Restrictions on our manufacturing or support operations or workforce, or similar limitations for our vendors and suppliers, can impact our ability to meet customer demand and could have a material adverse effect on us. Current and future restrictions or disruptions of transportation, or disruptions in our customers’ operations and supply chains, may adversely affect our results of operations. The pandemic has caused us to modify our business practices. There is no certainty that such measures will be sufficient to mitigate the risks posed by the virus, and illness and workforce disruptions could lead to unavailability of our key personnel and harm our ability to perform critical functions. The pandemic has significantly increased economic and demand uncertainty. Demand for our products has been harmed in several areas of our business and/or could be materially harmed in the future. The pandemic has led to increased disruption and volatility in capital markets and credit markets, which could adversely affect our liquidity and capital resources. An economic slowdown or recession can also result in adverse impacts such as increased credit and collectibility risks, adverse impacts on our suppliers, failures of counterparties, asset impairments, and declines in the value of our financial instruments. The degree to which COVID-19 impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, and our Business Outlook is subject to considerable uncertainty. The impact of the pandemic can also exacerbate other risks discussed in this section.

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Intel operates in highly competitive industries and its operations have high costs that are either fixed or difficult to reduce in the short term. In addition, we have entered new areas and introduced adjacent products, where we face new sources of competition and uncertain market demand or acceptance of our products, and these new areas and products do not always grow as projected.

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The amount, timing, and execution of Intel’s stock repurchase program fluctuate based on Intel’s priorities for the use of cash for other purposes—such as investing in our business, including operational and capital spending, acquisitions, and returning cash to our stockholders as dividend payments—and because of changes in cash flows, tax laws, and other laws, or the market price of our common stock. Our stock repurchase program may be suspended or terminated at any time.

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Intel’s expected tax rate is based on current tax law, including current interpretations of the Tax Cuts and Jobs Act of 2017 (TCJA), and current expected income and can be affected by evolving interpretations of TCJA; changes in the volume and mix of profits earned and location of assets across jurisdictions with varying tax rates; changes in the estimates of credits, benefits, and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.

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Intel’s results can be affected by gains or losses from equity securities and interest and other, which can vary depending on gains or losses on the change in fair value, sale, exchange, or impairments of equity and debt investments, interest rates, cash balances, and changes in fair value of derivative instruments.

•	Product defects or errata (deviations from published specifications) can adversely impact our expenses, revenues, and reputation.

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We or third parties regularly identify security vulnerabilities with respect to our processors and other products as well as the operating systems and workloads running on them. Security vulnerabilities and any limitations of, or adverse effects resulting from, mitigation techniques can adversely affect our results of operations, financial condition, customer relationships, prospects, and reputation in a number of ways, any of which may be material, including incurring significant costs related to developing and deploying updates and mitigations, writing down inventory value, a reduction in the competitiveness of our products, defending against product claims and litigation, responding to regulatory inquiries or actions, paying damages, addressing customer satisfaction considerations, or taking other remedial steps with respect to third parties. Adverse publicity about security vulnerabilities or mitigations could damage our reputation with customers or users and reduce demand for our products and services.

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Intel’s results can be affected by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, commercial, disclosure, and other issues, as well as by the impact and timing of settlements and dispute resolutions. For example, Intel’s full-year GAAP earnings per share guidance reflects the impact of a charge related to a verdict in litigation involving VLSI Technology LLC (VLSI). An unfavorable ruling can include monetary damages or an injunction prohibiting us from manufacturing or selling one or more products, precluding particular business practices, impacting our ability to design products, or requiring other remedies such as compulsory licensing of intellectual property.

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Intel’s results can be affected by the impact and timing of closing of acquisitions, divestitures, and other significant transactions. In addition, these transactions do not always achieve our financial or strategic objectives and can disrupt our ongoing business and adversely impact our results of operations. We may not realize the expected benefits of portfolio decisions due to numerous risks, including unfavorable prices and terms; changes in market conditions; limitations due to regulatory or governmental approvals, contractual terms, or other conditions; and potential continued financial obligations associated with such transactions. Risks and uncertainties relating to the pending sale of our NAND memory business to SK hynix are described in our Form 10-K filed with the SEC on January 22, 2021.

Detailed information regarding these and other factors that could affect Intel’s business and results is included in Intel’s SEC filings, including the company’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports. Copies of these filings may be obtained by visiting our Investor Relations website at www.intc.com or the SEC’s website at www.sec.gov.

About Intel

Intel (Nasdaq: INTC) is an industry leader, creating world-changing technology that enables global progress and enriches lives. Inspired by Moore’s Law, we continuously work to advance the design and manufacturing of semiconductors to help address our customers’ greatest challenges. By embedding intelligence in the cloud, network, edge and every kind of computing device, we unleash the potential of data to transform business and society for the better. To learn more about Intel’s innovations, go to newsroom.intel.com and intel.com.

© Intel Corporation. Intel, the Intel logo, and other Intel marks are trademarks of Intel Corporation or its subsidiaries. Other names and brands may be claimed as the property of others.

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Intel Corporation

Explanation of Non-GAAP Measures

In addition to disclosing financial results in accordance with U.S. GAAP, this document contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance.

Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related income tax effects where applicable. Income tax effects have been calculated using an appropriate tax rate for each adjustment. The 2021 charge related to the VLSI verdict is expected to be deductible for tax purposes. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated.

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
NAND memory business	Our NAND memory business is subject to a pending sale to SK hynix, as announced in October 2020.	We exclude the impact of our NAND memory business in certain non-GAAP measures because these adjustments facilitate a useful evaluation of our core operational performance as viewed by management.

Acquisition-related adjustments	Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology, brands, and customer relationships acquired in connection with business combinations. Charges related to the amortization of these intangibles are recorded within both cost of sales and MG&A in our U.S. GAAP financial statements. Amortization charges are recorded over the estimated useful life of the related acquired intangible asset, and thus are generally recorded over multiple years.	We exclude amortization charges for our acquisition-related intangible assets for purposes of calculating certain non-GAAP measures because these charges are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. These adjustments facilitate a useful evaluation of our current operating performance and comparison to our past operating performance and provide investors with additional means to evaluate cost and expense trends.

Restructuring and other charges	Restructuring charges are costs associated with a formal restructuring plan and are primarily related to employee severance and benefit arrangements. Other charges include a charge related to the VLSI verdict, asset impairments, pension charges, and costs associated with restructuring activity.	We exclude restructuring and other charges, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures because these costs do not reflect our current operating performance. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.

Gains (losses) from divestiture	Gains or losses are recognized at the close of a divestiture.	We exclude gains or losses resulting from divestitures for purposes of calculating certain non-GAAP measures because they do not reflect our current operating performance. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results.

Free cash flow	We reference a non-GAAP financial measure of free cash flow, which is used by management when assessing our sources of liquidity, capital resources, and quality of earnings. Free cash flow is operating cash flow adjusted to exclude additions to property, plant and equipment.	This non-GAAP financial measure is helpful in understanding our capital requirements and provides an additional means to evaluate the cash flow trends of our business. We excluded additions to held for sale NAND property, plant and equipment because the additions are not representative of our long-term capital requirements and we expect these assets to be sold.

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Intel Corporation

Supplemental Reconciliations of GAAP Outlook to Non-GAAP Outlook

Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the financial outlook prepared in accordance with U.S. GAAP and the reconciliations from this Business Outlook should be carefully evaluated.

Please refer to “Explanation of Non-GAAP Measures” in this document for a detailed explanation of the adjustments made to the comparable U.S. GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

Full-Year 2021
Approximately
GAAP net revenue	$76.5
NAND memory business	(4.5)

Non-GAAP net revenue	$72.0

GAAP gross margin	54.5%
Acquisition-related adjustments	1.7%
NAND memory business	0.3%

Non-GAAP gross margin[1]	56.5%

GAAP tax rate	19%
Income tax effects	(6)%

Non-GAAP tax rate	13%

GAAP earnings per share—diluted	$4.00
Acquisition-related adjustments	0.35
Restructuring and other charges	0.57
(Gains) losses from divestiture	(0.24)
NAND memory business	(0.39)
Income tax effects	0.26

Non-GAAP earnings per share—diluted	$4.55

[1] Our reconciliation of GAAP Outlook to non-GAAP Outlook gross margin percentage reflects the exclusion of our NAND memory business from net revenue.

(In Billions)	Full-Year 2021
GAAP cash from operations	$29.7
Additions to property, plant and equipment	$(19.7)

Free cash flow	$10.0